UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 15, 2016

VITAXEL GROUP LIMITED

(Exact Name of Registrant as Specified in Charter)

Nevada	333-201365	30-0803939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wisma Ho Wah Genting, No. 35 Jalan Maharajalela, 50150 Kuala Lumpur, Malaysia
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 603.2143.2889

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 15, 2016, we increased the size of our board of directors from four to five persons and appointed Kay Wong-Alafriz to the vacant position. We believe that Kay Wong-Alafriz is an “independent” director as that term is defined in the listing standards of the NASDAQ stock market and in SEC rules.

Kay Wong-Alafriz has more than twenty years of experience as an entrepreneurial minded Senior Management and Finance Executive with a consistent record of contributing to the overall success of organizations. As a member of senior executive teams in Canada, the US and Asia, Kay Wong-Alafriz leveraged a broad array of finance/accounting skills and entrepreneurial experience to provide operational and strategic insights to CEOs and board members and to help translate broad corporate goals into tangible results. Kay Wong-Alafriz’s skill set includes the following:

•	Optimizing business reporting processes by designing, implementing and monitoring various management processes including financial planning/cash flow forecasting methods, financial/regulatory controls, compliance, risk management, process re-engineering and disaster recovery planning with substantial project management experience.
•	Balancing profit, growth and compliance in highly dynamic environments to optimize competitiveness and to cultivate meaningful key performance indicator metrics for return on investment measurement in today’s challenging global marketplace.
•	Excellent communicator/collaborator with proven history inspiring internal staff and proactive networking with external stakeholders in a variety of settings within the private and public sectors, including vendors, banks, equity and hedge fund companies, banks, multinational corporations, government agencies, crown/state-owned corporations, and not-for-profit organizations to successfully conduct business transnationally.

From 2015 through the present, Kay Wong-Alafriz has served as the Senior Vice President of Operations and Finance for Mobetize Corp. (OTC-QB MPAY). From 2008 until 2015, Kay Wong-Alafriz served as a Senior Finance Executive for Asian Coast Development (Canada) Ltd. From 2005 until 2008, Kay Wong-Alafriz served as a Senior Finance Executive for Imperial Parking Corporation. From 2004 until 2005, Kay Wong-Alafriz served as a Process Transformation (Finance, Strategy and Operations) Consultant and Senior Project Director for Great Canadian Gaming Corporation and Sierra Wireless Inc. From 2001 until 2004, Kay Wong-Alafriz served as the Director of Airport Improvement Fee Programs for the Vancouver International Airport Authority. Form 1998 until 2001, Kay Wong-Alafriz served as a Subject Matter Expert for the Investigations Branch and Claims Investigation Section of Worksafe BC. From 1994 until 1998, Kay Wong-Alafriz served as a Senior Financial Analyst and Expert Witness in Financial Crimes and Methodologies for the Royal Canadian Mounted Police. Kay Wong-Alafriz presently serves or has served as a board member for Supreme Windows (Calgary) Inc., a family owned business (2015-present); Blackrock Resources Ltd / Greenpower Motor Company Inc., a publicly traded company on the Toronto Stock Exchange, TSX Venture Exchange and OTCQB (2010-2015); CVM Minerals Ltd. / Ding He Mining Holdings Ltd, a Stock Exchange of Hong Kong Limited listed company (2007-2015); Vancouver Community College Foundation Board (2006-present); and Nagacorp Ltd., a Stock Exchange of Hong Kong Limited listed company (2003-2009). Kay Wong-Alafriz has been a member of the Institute of Chartered Accountants of British Columbia (CPA) since 1994, a member of the Institute of Corporate Directors (ICD) Corporate Governance College since 2006, a member of the Association of Certified Fraud Examiners (CFE) since 1996 and a member of the Institute of Internal Auditors since 2004. We believe that Kay Wong-Alafriz’s extensive financial, accounting and executive management expertise make Kay Wong-Alafriz ideally suited to serve as a member of our board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2016	VITAXEL GROUP LIMITED

	By:	/s/Lee Wei Boon
Name: Lee Wei Boon Title: Chief Financial Officer